Exhibit 13

Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of HDFC Bank Limited , a company organized under the laws of India (the “Company”) for the period ending March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of such officer’s knowledge, that:

1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of March 31, 2020 and for the periods presented in the Report.

The foregoing certification is provided solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

Dated: July 31, 2020	/s/ Aditya Puri
Aditya Puri
Managing Director

Dated: July 31, 2020	/s/ Srinivasan Vaidyanathan
Srinivasan Vaidyanathan
Chief Financial Officer